PennantPark Floating Rate Capital Ltd. Announces Financial Results for the Quarter Ended June 30, 2015

NEW YORK, NY -- (Marketwired - August 06, 2015) - PennantPark Floating Rate Capital Ltd. (NASDAQ: PFLT) announced today financial results for the third fiscal quarter ended June 30, 2015.

HIGHLIGHTS

Quarter ended June 30, 2015
($ in millions, except per share amounts)

Assets and Liabilities:
  Investment portfolio                                           $    358.8
  Net assets                                                     $    213.5
  Net asset value per share                                      $    14.33
  Credit Facility                                                $    140.0

Yield on debt investments at quarter-end                                8.3%

Operating Results:
  Net investment income                                          $      4.1
  Net investment income per share                                $     0.28
  Distributions declared per share                               $    0.285

Portfolio Activity:
  Purchases of investments                                       $     75.6
  Sales and repayments of investments                            $     53.2

  Number of new portfolio companies invested                             12
  Number of existing portfolio companies invested                        12
  Number of portfolio companies                                          72

CONFERENCE CALL AT 10:00 A.M. ET ON AUGUST 7, 2015

PennantPark Floating Rate Capital Ltd. ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Friday, August 7, 2015 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 516-2446 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2444. All callers should reference PennantPark Floating Rate Capital Ltd. An archived replay of the call will be available through August 21, 2015 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #9510199.

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2015, our portfolio totaled $358.8 million and consisted of $304.1 million of senior secured loans, $46.3 million of second lien secured debt and $8.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 97% variable-rate investments (including 93% with a London Interbank Offered Rate, or LIBOR, or prime floor) and 3% fixed-rate investments. Overall, the portfolio had net unrealized depreciation of $3.3 million. Our overall portfolio consisted of 72 companies with an average investment size of $5.0 million, had a weighted average yield on debt investments of 8.3%, and was invested 85% in senior secured loans, 13% in second lien secured debt and 2% in subordinated debt, preferred and common equity.

As of September 30, 2014, our portfolio totaled $348.4 million and consisted of $302.5 million of senior secured loans, $36.5 million of second lien secured debt and $9.4 million of subordinated debt, preferred and common equity. Our debt portfolio consisted of 95% variable-rate investments (including 92% with a LIBOR or prime floor) and 5% fixed-rate investments. As of September 30, 2014, we had one non-accrual debt investment, representing 0.6% of our overall portfolio on a cost basis. Overall, the portfolio had net unrealized appreciation of $0.1 million. Our overall portfolio consisted of 72 companies with an average investment size of $4.8 million, had a weighted average yield on debt investments of 8.2%, and was invested 87% in senior secured loans, 10% in second lien secured debt and 3% in subordinated debt, preferred and common equity.

For the three months ended June 30, 2015, we invested $75.6 million in 12 new and 12 existing portfolio companies with a weighted average yield on debt investments of 6.9%. Sales and repayments of investments for the three months ended June 30, 2015 totaled $53.2 million. For the nine months ended June 30, 2015, we invested $161.0 million in 26 new and 26 existing portfolio companies with a weighted average yield on debt investments of 7.4%. Sales and repayments of investments for the nine months ended June 30, 2015 totaled $146.2 million.

For the three months ended June 30, 2014, we invested $30.6 million in four new and seven existing portfolio companies with a weighted average yield on debt investments of 7.1%. Sales and repayments of investments for the three months ended June 30, 2014 totaled $55.6 million. For the nine months ended June 30, 2014, we invested $185.0 million in 29 new and 25 existing portfolio companies with a weighted average yield on debt investments of 7.8%. Sales and repayments of investments for the nine months ended June 30, 2014 totaled $146.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2015 and 2014.

Investment Income

Investment income for the three and nine months ended June 30, 2015 was $7.1 million and $22.6 million, respectively, and was attributable to $5.4 million and $17.4 million from senior secured loans and $1.7 million and $5.2 million from second lien secured debt and subordinated debt. This compares to investment income for the three and nine months ended June 30, 2014, which was $7.7 million and $22.1 million, respectively, and was attributable to $6.2 million and $17.9 million from senior secured loans and $1.5 million and $4.2 million from second lien secured debt and subordinated debt. The decrease in investment income for the three months ended June 30, 2015 as compared to the same period in the prior year was due to the timing of deployment of capital during the quarter. The increase in investment income for the nine months ended June 30, 2015 compared to the same period over the prior year was primarily due to a higher yielding portfolio.

Expenses

Expenses for the three and nine months ended June 30, 2015 totaled $3.0 million and $8.5 million, respectively. Base management fee for the same periods totaled $0.9 million and $2.6 million, incentive fee totaled $0.6 million (including zero on net realized gains and $0.1 million on net unrealized gains accrued but not payable) and $1.7 million (including $(0.4) million on net realized gains and $(0.2) million on net unrealized gains accrued but not payable), our multi-currency, senior secured revolving credit facility, as amended and restated, or the Credit Facility, expenses totaled $1.0 million (including $0.2 million of Credit Facility amendment expenses) and $2.6 million (including $0.2 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.4 million and $1.3 million and excise taxes were $0.1 million and $0.3 million, respectively. This compares to expenses for the three and nine months ended June 30, 2014, which totaled $3.3 million and $10.8 million, respectively. Base management fee for the same periods totaled $1.0 million and $2.8 million, incentive fee totaled $0.8 million (including $0.1 million on net unrealized gains accrued but not payable) and $2.9 million (including $0.6 million on net unrealized gains accrued but not payable), Credit Facility expenses totaled $0.9 million and $3.3 million (including $0.7 million of Credit Facility amendment expenses), general and administrative expenses totaled $0.5 million and $1.4 million and excise taxes were $0.1 million and $0.4 million, respectively. The decrease in expenses compared to the same periods in the prior year was primarily due to a reduction in the accrual of incentive fees on realized and unrealized gains on the portfolio.

Net Investment Income

Net investment income totaled $4.1 million and $14.0 million, or $0.28 and $0.94 per share, for the three and nine months ended June 30, 2015, respectively. Net investment income totaled $4.4 million and $11.3 million, or $0.29 and $0.76 per share, for the three and nine months ended June 30, 2014, respectively. For the three months ended June 30, 2015, net investment income decreased over the same period in the prior year as a result of changes in the yield environment, whereas, for the nine months ended June 30, 2015, net investment income increased over the same period in the prior year due to a higher yielding portfolio, and a reduction in incentive fees on net realized and net unrealized gains on the portfolio.

Net Realized Gains or Losses

Sales and repayments of investments for the three and nine months ended June 30, 2015 totaled $53.2 million and $146.2 million and net realized gains totaled zero and $0.4 million, respectively. Sales and repayments of investments totaled $55.6 million and $146.8 million and realized gains totaled $0.7 million and $1.8 million for the three and nine months ended June 30, 2014, respectively. The change in realized gains compared to the same periods in the prior year was primarily driven by changes in market conditions for our investments.

Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three and nine months ended June 30, 2015, we reported net unrealized appreciation (depreciation) on investments of $0.7 million and $(3.4) million, respectively. For the three and nine months ended June 30, 2014, we reported net unrealized (depreciation) appreciation on investments of $(0.1) million and $5.1 million, respectively. As of June 30, 2015 and September 30, 2014, net unrealized (depreciation) appreciation on investments totaled $(3.3) million and $0.1 million, respectively. The change in net unrealized appreciation (depreciation) compared to the same periods in the prior year was primarily the result of the overall variation in the leveraged finance markets.

For the three and nine months ended June 30, 2015, our Credit Facility had an unrealized depreciation of zero and $0.2 million, respectively. For each of the three and nine months ended June 30, 2014, our Credit Facility had an unrealized appreciation of zero. As of June 30, 2015 and September 30, 2014, net unrealized appreciation on our Credit Facility totaled $0.3 million and $0.5 million, respectively. The change in net unrealized appreciation compared to the same period in the prior year was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

Net change in net assets resulting from operations totaled $4.7 million and $11.3 million, or $0.32 and $0.76 per share, respectively, for the three and nine months ended June 30, 2015. This compares to a net change in net assets resulting from operations which totaled $4.9 million and $18.2 million, or $0.33 and $1.22 per share, respectively, for the three and nine months ended June 30, 2014. The decrease in the net change in net assets from operations compared to the same periods in the prior year reflects the change in portfolio investment valuation during the reporting period.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived from public offerings, our Credit Facility, cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies and payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

As of June 30, 2015 and September 30, 2014, we had $139.7 million and $146.4 million of outstanding borrowings under the Credit Facility, respectively, and carried an interest rate of 2.19% and 2.16%, respectively, excluding the 0.375% undrawn commitment fee. The annualized weighted average cost of debt for the nine months ended June 30, 2015 and 2014, inclusive of the fee on the undrawn commitment on the Credit Facility but excluding amendment costs, was 2.48% and 2.36%, respectively.

As of June 30, 2015 and September 30, 2014, we had $60.3 million and $53.6 million of unused borrowing capacity, respectively, subject to the regulatory restrictions that the 1940 Act imposes on us as a business development company.

On June 30, 2015 and September 30, 2014, we had cash equivalents of $10.5 million and $13.1 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to take advantage of market opportunities.

Our operating activities provided cash of $16.4 million for the nine months ended June 30, 2015, and our financing activities used cash of $19.0 million for the same period. Our operating activities provided cash primarily from sales and repayments on our investment activities and our financing activities used cash primarily from net repayments under the Credit Facility.

Our operating activities used cash of $37.9 million for the nine months ended June 30, 2014, and our financing activities provided cash of $43.3 million for the same period. Our operating activities used cash primarily for our investment activities and our financing activities provided cash primarily from net draws under the Credit Facility.

ACQUISITION OF MCG CAPITAL CORPORATION

On April 29, 2015, PFLT and MCG Capital Corporation (NASDAQ: MCGC), or MCG, announced that we have entered into a definitive agreement, under which we, through our wholly owned subsidiaries, PFLT Panama, LLC and PFLT Funding II, LLC, will acquire MCG in a stock and cash transaction valued at approximately $175 million, or approximately $4.75 per MCG share at closing. MCG stockholders will have the right to receive, per each share of MCG common stock, a number of shares of our common stock equal to $4.521 and $0.226 in cash (subject to an upward adjustment) paid by PennantPark Investment Advisers, LLC. At a special meeting of our stockholders to be held on August 14, 2015, our stockholders of record at the close of business on July 13, 2015 will be asked to vote on the approval of issuance of our common stock pursuant to the merger. The transaction is expected to close during the third calendar quarter of 2015.

The boards of directors of PFLT and MCG have each unanimously approved the transaction. Our board of directors unanimously recommends that our stockholders vote "FOR" approval of the issuance of our common stock to be issued pursuant to the merger agreement.

The merger will be accounted for by us under the asset acquisition method of accounting in accordance with ASC 805-50, Business Combinations-Related Issues. Under the asset acquisition method of accounting, the acquiring entity is required to fair value the assets and liabilities transferred. The cost of the group of assets acquired in an asset acquisition is allocated to the individual assets acquired or liabilities assumed based on their relative fair values other than "non-qualifying" assets (for example cash or marketable securities) and does not give rise to goodwill. Furthermore, the cost of assets recognized by the acquiring entity generally includes transaction costs incurred as part of the asset acquisition, and no gain or loss is recognized in connection with such transfer.

DISTRIBUTIONS

During the three and nine months ended June 30, 2015, we declared distributions of $0.285 and $0.830 per share, respectively, for total distributions of $4.2 million and $12.3 million, respectively. For the same periods in the prior year, we declared distributions of $0.270 and $0.808 per share, respectively, for total distributions of $4.0 million and $12.0 million, respectively. We monitor available net investment income to determine if a tax return of capital may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, a portion of those distributions may be deemed to be a tax return of capital to our common stockholders. Tax characteristics of distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission, or the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its report on Form 10-Q filed with the SEC and stockholders may find the report on its website at www.pennantpark.com.

          PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                               June 30, 2015  September 30,
                                                (unaudited)        2014
                                               -------------  -------------
Assets
Investments at fair value
  Non-controlled, non-affiliated investments
   (cost--$362,124,910 and $348,354,295,
   respectively)                               $ 358,819,617  $ 348,428,492
Cash equivalents                                  10,475,621     13,113,817
Interest receivable                                1,983,723      1,773,870
Receivable for investments sold                    1,003,750      9,001,938
Prepaid expenses and other assets                  1,155,816        556,359
                                               -------------  -------------
    Total assets                                 373,438,527    372,874,476
                                               -------------  -------------
Liabilities
Distributions payable                              1,415,315      1,340,825
Payable for investments purchased                 16,081,850      3,162,000
Unfunded investments                                      --      2,705,882
Credit Facility payable (cost--$139,700,000 and
 $146,400,000, respectively)                     140,015,250    146,949,000
Interest payable on Credit Facility                  262,251        284,906
Management fee payable                               881,953        914,978
Performance-based incentive fee payable            1,051,174      2,180,604
Accrued other expenses                               278,944        808,571
                                               -------------  -------------
    Total liabilities                            159,986,737    158,346,766
                                               -------------  -------------
Commitments and contingencies
Net assets
Common stock, 14,898,056 shares issued and
 outstanding.
  Par value $0.001 per share and 100,000,000
   shares authorized.                                 14,898         14,898
Paid-in capital in excess of par value           207,226,615    207,226,615
Undistributed net investment income                6,534,376      4,878,091
Accumulated net realized gain on investments       3,296,444      2,882,909
Net unrealized (depreciation) appreciation on
 investments                                      (3,305,293)        74,197
Net unrealized appreciation on Credit Facility      (315,250)      (549,000)
                                               -------------  -------------
    Total net assets                           $ 213,451,790  $ 214,527,710
                                               -------------  -------------
    Total liabilities and net assets           $ 373,438,527  $ 372,874,476
                                               -------------  -------------
Net asset value per share                      $       14.33  $       14.40
                                               =============  =============

           PENNANTPARK FLOATING RATE CAPITAL LTD. AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

                            Three Months Ended         Nine Months Ended
                                 June 30,                   June 30,
                         ------------------------  -------------------------
                             2015         2014         2015         2014
                         -----------  -----------  -----------  ------------
Investment income:
From non-controlled,
 non-affiliated
 investments:
  Interest               $ 6,940,910  $ 7,524,629  $21,457,084  $ 21,808,074
  Other income               163,377      143,904    1,107,182       327,828
                         -----------  -----------  -----------  ------------
  Total investment
   income                  7,104,287    7,668,533   22,564,266    22,135,902
                         -----------  -----------  -----------  ------------
Expenses:
  Base management fee        881,953      953,096    2,616,499     2,787,848
  Performance-based
   incentive fee             630,806      825,796    1,662,731     2,926,261
  Interest and expenses
   on the Credit
   Facility                  785,899      888,718    2,447,632     2,588,843
  Administrative
   services expenses         223,500      276,000      673,000       678,000
  Other general and
   administrative
   expenses                  212,672      241,985      650,422       766,639
                         -----------  -----------  -----------  ------------
  Expenses before excise
   tax and amendment
   costs                   2,734,830    3,185,595    8,050,284     9,747,591
  Excise tax                 110,000      120,000      330,000       360,000
  Credit Facility
   amendment costs           162,311           --      162,311       712,930
                         -----------  -----------  -----------  ------------
  Total expenses           3,007,141    3,305,595    8,542,595    10,820,521
                         -----------  -----------  -----------  ------------
  Net Investment Income    4,097,146    4,362,938   14,021,671    11,315,381
                         -----------  -----------  -----------  ------------
Realized and unrealized
 gain (loss) on
 investments and Credit
 Facility:
Net realized (loss) gain
 on non-controlled, non-
 affiliated investments      (11,319)     697,831      413,535     1,774,685
Net change in unrealized
 appreciation
 (depreciation) on:
  Non-controlled, non-
   affiliated
   investments               662,950     (118,995)  (3,379,490)    5,145,786
  Credit Facility
   (appreciation)
   depreciation              (22,000)          --      233,750            --
                         -----------  -----------  -----------  ------------
  Net change in
   unrealized
   appreciation
   (depreciation) on
   investments and
   Credit Facility           640,950     (118,995)  (3,145,740)    5,145,786
                         -----------  -----------  -----------  ------------
  Net realized and
   unrealized gain
   (loss) from
   investments and
   Credit Facility           629,631      578,836   (2,732,205)    6,920,471
                         -----------  -----------  -----------  ------------
Net increase in net
 assets resulting from
 operations              $ 4,726,777  $ 4,941,774  $11,289,466  $ 18,235,852
                         ===========  ===========  ===========  ============
Net increase in net
 assets resulting from
 operations per common
 share                   $      0.32  $      0.33  $      0.76  $       1.22
                         ===========  ===========  ===========  ============
Net investment income
 per common share        $      0.28  $      0.29  $      0.94  $       0.76
                         ===========  ===========  ===========  ============

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans. From time to time, the Company may also invest in mezzanine debt and equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports we file under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. The Company undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
Reception: (212) 905-1000
www.pennantpark.com